Exhibit 99.3
                      FEDERAL DEPOSIT INSURANCE CORPORATION
                   550 17th Street NW, Washington, D.C. 20429
                                   FORM 10-K/A
                                 AMENDMENT NO. 1
(MARK ONE)
|X| ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005
                               -----------

|_| TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

     FOR THE TRANSITION PERIOD FROM __________ TO __________

                          FDIC CERTIFICATE NUMBER 23266
                                                  -----

                                SAN JOAQUIN BANK
                                ----------------
             (Exact name of registrant as specified in its charter)

       CALIFORNIA                                            95-3426405
       ----------                                         -----------------
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                         Identification No.)

1301 - 17TH STREET, BAKERSFIELD, CALIFORNIA                   93301
--------------------------------------------                  -----
  (Address of principal executive offices)                  (Zip Code)

                                 (661) 281-0300
                                 --------------
              (Registrant's telephone number, including area code)

                           COMMON STOCK (NO PAR VALUE)
                           ---------------------------
          (Securities registered pursuant to section 12(g) of the Act)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes |_| No |X|

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes |_| No |X|

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes |X| No |_|

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. |_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of "accelerated filer and large accelerated filer" in Rule 12b-2 of the Exchange Act. (Check one):

  Large accelerated filer |_| Accelerated filer |_| Non-accelerated filer |X|

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes |_| No |X|

The aggregate market value of the Common Stock held by non-affiliates of the registrant as of June 30, 2005, as reported on the OTC Bulletin Board, was approximately $58,667,243. Shares of Common Stock held by each officer and director and by each person who owns 5% or more of the outstanding Common Stock have been excluded, in that such persons may be deemed to be affiliates. This determination of affiliate status is not necessarily a conclusive determination for other purposes.

Indicate the number of shares outstanding of each of the issuer's classes of Common Stock, as of the latest practicable date: 3,474,212 shares outstanding at April 18, 2006.

                       DOCUMENTS INCORPORATED BY REFERENCE

                                SAN JOAQUIN BANK

                                   FORM 10-K/A

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005

                                      INDEX


                                                                            PAGE
                                                                            ----

PART II
ITEM 6.       SELECTED FINANCIAL DATA.........................................3

PART III
ITEM 10.      DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT..............5
ITEM 11.      EXECUTIVE COMPENSATION..........................................10
ITEM 12.      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..18
ITEM 13.      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..................20
ITEM 14.      PRINCIPAL ACCOUNTING FEES AND SERVICES..........................21

PART IV
ITEM 15.      EXHIBITS.......................................................22


EXPLANATORY NOTE:

This Amendment No. 1 to the Annual Report on Form 10-K for San Joaquin Bank (the "Bank") for the fiscal year ended December 31, 2005 (initially filed on March 28, 2006, the "Original Filing"), is being filed with respect to Item 6 of Part II, Items 10, 11, 12, 13 and 14 of Part III, and Item 15 of Part IV.

This Amendment is specifically intended to make only the following changes to the Company's 10-K for the year ended December 31, 2005:

     1)   to correct an inadvertent error in Part II Item 6;

     2) to furnish the information required in Items 10, 11, 12, 13 and 14 which was previously incorporated by reference from portions of the definitive proxy statement (the "Proxy Statement") for the 2006 Annual Meeting of Shareholders (the "Annual Meeting");

     3) to update the cover page to reflect the updated list of documents incorporated by reference;

     4) to update the requisite Section 302 and Section 906 certifications and the signature page to reflect the filing date of this Amendment; and

     5) to modify the list of exhibits in Item 15 of Part IV to reflect the updated certifications and to incorporate by reference any other exhibits filed with the Original Filing.

All other information presented in the Original Filing is unaffected by this Amendment, and has thus not been reiterated herein. All information in this Amendment is as of the date of the Original Filing and does not reflect any subsequent information or events occurring after the date of the Original Filing.

FORWARD LOOKING STATEMENTS:

This annual report on Form 10-K or any amendments to this Form 10-K contains forward-looking statements about San Joaquin Bank for which it claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995, including statements with regard to descriptions of our plans or objectives for future operations, products or services, and forecasts of our revenues, earnings or other measures of economic performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors -- many of which are beyond our control -- could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements and reported results should not be considered an indication of our future performance. Some of these risk factors include, among others, certain credit, market, operational and liquidity risks associated with our business and operations, changes in business and economic conditions in California and nationally, rising interest rates, potential acts of terrorism (which are beyond our control), volatility of rate sensitive deposits and assets, value of real estate collateral securing many of our loans, accounting estimates and judgments, compliance costs associated with the company's internal control structure and procedures for financial reporting. These risk factors are not exhaustive and additional factors that could have an adverse effect on our business and financial performance are set forth under "Risk Factors" in Item 1A and elsewhere in this annual report on Form 10-K.

Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date forward-looking statements are made.

                                     PART II

ITEM 6. SELECTED FINANCIAL DATA

The following table presents selected historical financial information, including share and per share information. The selected financial and other data as of and for the five years ended December 31, 2005 is derived in part from the audited Financial Statements of the Bank presented elsewhere in this annual report on Form 10-K. The selected historical financial data set forth below should be read in conjunction with, and is qualified in its entirety by, the historical financial statements of the Bank, including the related notes included elsewhere herein.

                                                                                         At December 31,
                                                                                         ---------------
(data in thousands, except per share data)                     2005             2004           2003         2002        2001
                                                               ----             ----           ----         ----        ----
Total Assets                                              $   627,014      $   496,705   $    415,501   $     337,388 $   300,038
Cash & Due froms banks                                         24,355           24,082         20,980          19,608      13,152
Federal Funds Sold                                              1,700                -         31,000           9,300      25,000
Securities available-for-sale                                   2,428            2,494          -                   -
Securities held-to-maturity                                   167,636          122,912         80,563          56,959      48,253
Total Loans, gross                                            408,950          326,879        268,620         237,507     202,926
Allowance for loan losses                                       7,003            5,487          4,819           4,276       3,507
Deferred loan fees                                              1,550            1,023            845             529         326
Investment in real estate                                       710                686            745             805         864
Total deposits                                                575,533          442,976        376,261         304,410     272,313
Federal funds purchased and securities sold
   under agreements to repurchase                                   -            8,663          6,380           4,919       3,736
Long-term debt and other borrowings                             6,797            6,805            813             820         827
Total shareholders' equity                                     39,290           33,159         28,209          24,420      21,538

SELECTED STATEMENT OF OPERATIONS DATA:                          2005              2004           2003            2002        2001
                                                                ----              ----           ----            ----        ----
Interest income                                                32,269           22,055         18,112          17,592      18,537
Interest expense                                                9,046            3,615          2,983           4,091       7,016
Net interest income before
   provision for loan losses                                   23,223           18,440         15,129          13,501      11,521
Provision for loan losses                                       1,200            1,200          1,470           1,670       1,037
Net interest income after
provision for loan losses                                      22,023           17,240         13,659          11,831      10,484
Noninterest income                                              2,711            3,070          2,927           2,866       2,133
Noninterest expense                                            13,276           11,337         10,261           8,737       7,711
Income before taxes                                            11,458            8,973          6,325           5,960       4,922
Income tax expense                                              4,785            3,516          2,138           2,365       2,047
Net income                                                $     6,673      $     5,457   $      4,187   $       3,595 $     2,875

SHARE DATA:                                                     2005             2004           2003            2002        2001
-----------                                                     ----             ----           ----            ----        ----
Net income per share (basic)                                    $1.95      $      1.61          $1.25   $        1.10 $      0.89
Net income per share (diluted)                                  $1.83      $      1.51          $1.18   $        1.06 $      0.86
Book Value per share (1)                                       $13.47      $     11.39          $9.85   $        8.84 $      7.68
Cash dividend per share                                         $0.22      $      0.20          $0.20   $        0.18 $      0.17
Weighted average common shares outstanding                  3,421,380        3,387,864      3,339,850       3,280,283   3,245,019
Period end shares outstanding                               3,435,896        3,396,134      3,352,151       3,294,291   3,259,224

1) Shareholders' equity and loan loss reserve divided by shares outstanding

                                                                                           At December 31 ,
KEY OPERATING RATIOS:                                            2005             2004             2003          2002       2001
PERFORMANCE RATIOS:                                              ----             ----             ----          ----       ----
Return on Average Equity(1)                                     18.57%           17.85%         15.92%          15.62%     14.25%
Return on Average Assets(2)                                      1.19%            1.19%          1.11%           1.12%      1.07%
Net interest spread(3)                                           3.78%            4.13%          4.17%           4.26%      3.82%
Net interest margin(4)                                           4.56%            4.49%          4.48%           4.69%      4.82%
Efficiency ratio(5)                                             51.19%           52.71%         56.83%          53.38%     56.41%
Net loans (6) to total deposits                                 69.57%           72.32%         69.89%          76.40%     74.40%
Dividend payout ratio(7)                                        11.28%           12.42%         16.00%          16.67%     19.10%
Average shareholders' equity to
average total assets                                             6.41%            6.64%          6.98%           7.21%      7.54%

ASSET QUALITY RATIOS:
Nonperforming and restructured loans
   to total loans(8)                                             0.18%            0.63%          0.65%           1.84%      1.00%
Nonperforming and restructured asset s
   to total loans and OREO(9)                                    0.35%            0.84%          0.92%           2.17%      1.42%
Net charge-offs to average total loans                           0.17%            0.17%          0.20%           0.22%      0.09%
Allowance for loan losses to total loans                         1.72%            1.68%          1.79%           1.80%      1.73%
Allowance for loan losses to
   nonperforming and restructured loans                        963.27%          267.53%        276.48%         97.74%     172.59%

CAPITAL RATIOS:
   Tier 1 capital to adjusted total assets                       6.44%            6.66%          6.89%           7.28%      7.24%
   Tier 1 capital to total risk weighted as sets                 8.03%            8.68%          8.81%           8.91%      9.14%
   Total capital to total risk weighted assets                  10.51%           11.50%         10.06%          10.14%     10.39%

1)   Net income divided by average shareholders' equity.
2)   Net income divided by average assets.
3) Dollar weighted average interest income yield less dollar weighted average interest expense rate.
4)   Net interest income divided by average interest-earning assets.
5) Noninterest expense as a percentage of the sum of net interest income before provision for loan losses and noninterest income excluding securities gains and losses.
6) Total gross loans less the allowance for loan losses, deferred fees and related costs.
7)   Dividends declared per share as a percentage of basic earnings per share.
8) Nonperforming loans consist of nonaccrual loans, loans past due 90 days or more.
9) Nonperforming assets consist of nonperforming and restructured loans and other real estate owned (OREO).

                                    PART III


ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

BOARD OF DIRECTORS

The following table lists nominees for election to the office of director of the Board at the Annual Meeting and certain information with respect to them is given below. All the nominees to the Board currently occupy the office of director. The information has been furnished to the Corporation by the respective nominees. All of the nominees have engaged in their indicated principal occupation for more than five years, unless otherwise indicated.

    ---------------------------------------  ------  --------------------------------------------------
                  Name                        Age      Position
    ---------------------------------------  ------  --------------------------------------------------
    Donald S. Andrews(1)                     69      Director
    ---------------------------------------  ------  --------------------------------------------------
    Melvin D. Atkinson                       51      Director
    ---------------------------------------  ------  --------------------------------------------------
    Louis J. Barbich(1)(2)                   62      Director
    ---------------------------------------  ------  --------------------------------------------------
    Elvin G. Berchtold                       84      Director
    ---------------------------------------  ------  --------------------------------------------------
    Rogers Brandon                           49      Director
    ---------------------------------------  ------  --------------------------------------------------
    Jerry Chicca(1)(2)                       49      Director
    ---------------------------------------  ------  --------------------------------------------------
    Bart Hill                                56      President, Chief Executive Officer and Director
    ---------------------------------------  ------  --------------------------------------------------
    Bruce Maclin                             64      Chairman of the Board
    ---------------------------------------  ------  --------------------------------------------------
    Robert B. Montgomery                     85      Director
    ---------------------------------------  ------  --------------------------------------------------
    Virginia F. (Ginger) Moorhouse(2)        61      Director
    ---------------------------------------  ------  --------------------------------------------------

    (1)    Member of the Audit Committee
    (2)    Member of the Credit Review Committee

DONALD S. ANDREWS has served as a member of the Bank's Board of Directors since 1992. Mr. Andrews is currently active in Real Estate Development specializing in planning and entitlements. Since 1959, his business background has been managing partner of Sam Andrews & Son's which engages in the business of agricultural farming, marketing, and of Bear Mountain Cooling LLC, a fresh produce cooling and shipping company. Mr. Andrews graduated from UCLA with a B.S. in Marketing.

MELVIN D. ATKINSON has served as a member of the Bank's Board of Directors since 2005. Mr. Atkinson is President and Chairman of the Board of M.D. Atkinson Company, Inc., a professional property management service company in central California. Mr. Atkinson graduated from California State College, Bakersfield in 1977.

LOUIS J. BARBICH has served as a member of the Bank's Board of Directors since 1990. He is the Chairman of the Audit Committee. Mr. Barbich is a certified public accountant and President of the accounting firm of Barbich, Longcrier, Hooper & King where he has practiced since 1982.

ELVIN G. BERCHTOLD has served as a member of the Bank's Board of Directors since 1980. Mr. Berchtold has served as the President of E.G. Berchtold Company and Berchtold Equipment Company, heavy equipment dealerships primarily for the agribusiness industry, since 1965 and 1945, respectively. Mr. Berchtold has owned and operated Berchtold Properties, a real estate and investment company, since 1950.

ROGERS BRANDON has served as a member of the Bank's Board of Directors since 2000. Mr. Brandon is a partner and Vice President of American General Media, a business that owns and operates radio stations in the Western United States, commencing 1978.

JERRY CHICCA has served as a member of the Bank's Board of Directors since 2004. Mr. Chicca is a partner of Chicca Brothers/Twin Farms, an agricultural farming company which is located in Buttonwillow, Wasco and Lost Hills.

BART HILL has served as the Bank's President and Chief Executive Officer and as a member of its Board of Directors since 1987. Mr. Hill earned a B.A. in Economics at University of California, Santa Barbara, and an M.S. in Agriculture Economics at University of California, Davis. Mr. Hill serves as a member of the board of directors of THE BAKERSFIELD CALIFORNIAN.

BRUCE MACLIN has served as the Bank's Chairman of the Board of Directors since 1980 and in a full-time capacity since 1995. Mr. Maclin graduated from University of California at Berkeley (A.B. 1964) and the University of California at Berkeley School of Law (Boalt Hall) (J.D. 1967).

ROBERT B. MONTGOMERY has served as a member of the Bank's Board of Directors since 1980. Mr. Montgomery has served as Chairman of the Board of Four Corners, Inc., a fast food restaurant and real estate investment company, since 1990.

VIRGINIA F. (GINGER) MOORHOUSE has served as a member of the Bank's Board of Directors since 2002. Ms. Moorhouse has served as Publisher and Chairman of the Board of THE BAKERSFIELD CALIFORNIAN, a newspaper publishing company, since 1994.

director independence

The Board of Directors has considered whether any relationships or transactions related to a director were inconsistent with a determination that a director is independent. Based on this review, the Board affirmatively determined that Donald S. Andrews, Melvin D. Atkinson, Louis J. Barbich, Elvin G. Berchtold, Rogers Brandon, Jerry Chicca, Robert B. Montgomery and Virginia F. (Ginger) Moorhouse are "independent directors," as that term is defined by applicable rules of NASDAQ.

MEETINGS

The Corporation expects all Board members to attend all meetings, including the Annual Meeting of shareholders, except for reasons of health or special circumstances. Last year nine directors attended the Annual Meeting. The Board held a total of 10 meetings during 2005. Every director attended at least 75% of the aggregate of: (i) the 10 Board meetings or that number of Board meetings held during the period in which they served; and (ii) the total number of meetings of any Committee of the Board on which such director served.

COMMITTEES OF THE BOARD

COMPENSATION COMMITTEE

In 2005, the Bank did not have a Compensation Committee. The Board performed this function. The Board formed a Compensation Committee in January 2006.

MEMBERS: Louis J. Barbich, Chairman; Donald S. Andrews, Jerry Chicca, and Rogers Brandon.

FUNCTIONS: The Compensation Committee is responsible for reviewing and evaluating the performance of all officers in the Bank. Each officer's contributions to the overall performance of the Bank and the attainment of the Bank's goals are reviewed annually by the Committee, in conjunction with the setting of compensation for each officer. Please refer to the Board Compensation Report contained elsewhere in this proxy statement.

AUDIT COMMITTEE

MEMBERS: Louis J. Barbich, Chairman; Donald S. Andrews, Jerry Chicca. The Board of Directors has determined that all members are independent, as that term is defined by applicable rules of NASDAQ. The Board has also designated Mr. Barbich as the "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission.

NUMBER OF MEETINGS IN 2005:  5

FUNCTIONS: The Audit Committee provides independent, objective oversight of the Bank's accounting, internal controls and financial reporting. The Audit Committee selects and retains the independent auditors and reviews the plan and results of the auditing engagement. The Audit Committee acts pursuant to a written charter, a copy of which is attached as an exhibit hereto. The Audit Committee Report that follows more fully describes the responsibilities and the activities of the Audit Committee.

CREDIT REVIEW COMMITTEE

MEMBERS:  Louis J. Barbich,  Chairman;  Jerry  Chicca;  and Virginia F. (Ginger)
Moorhouse.   The  Board  of  Directors  has  determined  that  all  members  are independent, as that term is defined by applicable rules of NASDAQ.

NUMBER OF MEETINGS IN 2005:  3

Functions: The Credit Review Committee provides independent, objective oversight of the Bank's loan portfolio credit review activities. The Credit Review Committee operates in accordance with a written charter that has been approved by the Board of Directors.

LOAN COMMITTEE

MEMBERS: Bruce Maclin, Chairman; Bart Hill, Robert B. Montgomery, Donald S. Andrews, Rogers Brandon.

NUMBER OF MEETINGS IN 2005: 52

FUNCTIONS: The Loan Committee is responsible for establishing and monitoring the loan policies that govern the operation of the Bank's lending program. In accomplishing its purpose, the Loan Committee reviews and approves all loans over $125,000 before the loans are funded, and monitors the overall performance of the loan portfolio.

INVESTMENT COMMITTEE

MEMBERS:  BRUCE MACLIN, CHAIRMAN; BART HILL, DONALD S. ANDREWS.

NUMBER OF MEETINGS IN 2005: 4

FUNCTIONS: The Investment Committee is responsible for establishing and monitoring the investment policy that governs the operation of the Bank's investment activities. The Investment Committee accomplishes its purpose by monitoring and reviewing all significant activities undertaken in the Bank's investment portfolio.

ASSET/LIABILITY MANAGEMENT COMMITTEE

MEMBERS: BRUCE MACLIN, CHAIRMAN; BART HILL, DONALD S. ANDREWS.

NUMBER OF MEETINGS IN 2005: 4

FUNCTIONS: The Asset/Liability Management Committee is responsible for setting and monitoring the Asset/Liability Management policy and the Interest Rate Risk policy, and monitoring and reviewing the overall Asset/Liability Management program of the Bank.

TECHNOLOGY COMMITTEE

MEMBERS: LOUIS J. BARBICH, CHAIRMAN; BRUCE MACLIN, BART HILL

NUMBER OF MEETINGS IN 2005: 4

Functions: The Technology Committee establishes the overall priorities for technology utilization and spending, and monitors the Bank's performance in achieving the technology goals and priorities established.

NOMINATING COMMITTEE

The full Board of Directors performs functions similar to those of a nominating committee. Other than provisions in the Bank's bylaws (discussed below), the Bank does not have a written charter related to the director nomination process at this time.

FUNCTIONS: The Board recommends the slate of director nominees to be presented for election by the shareholders and screens and recommends qualified candidates for Board membership. A majority of the members of the full Board are independent as described under "Director Independence", above. The Board seeks to identify potential candidates for membership on the Bank's Board of Directors through conversations with members of the Board, senior management and other members of the community served by the Bank. Mr. Melvin D. Atkinson was recommended to the full board by the Chairman of the Board and by the President & CEO. Mr. Atkinson was appointed to the Board of Directors in September 2005 and is being presented as a nominee for election for the first time at the 2006 shareholders' meeting. The Board believes that the full Board functions effectively as a nominating body. The Board will revisit this determination and will also review whether a nomination committee charter or formal nomination policies will be adopted prior to the 2007 annual meeting of shareholders.

The Board of Directors will consider nominees proposed by the Bank's shareholders in accordance with the provisions contained in the Bank's bylaws. The Board of Directors and senior management of the Bank will consider a candidate's qualifications, including the individual's background, skills and abilities, and whether such characteristics are consistent with and fulfill the needs of the Board at that time. Based on this assessment and the input of senior management, the Board will determine whether to recommend a candidate for election to the Board of Directors. When evaluating a candidate for nomination, the Board does not assign specific weight to any one factor. Pursuant to the bylaws, any shareholder may nominate a person for election to the Board of Directors at any meeting of shareholders called for the election of directors, provided that the nomination is received by the Chairman of the Board not less than (30) or more than sixty (60) days prior to any such meeting. Each nomination submitted in this manner shall include the name and address of the nominee(s) and all other information required by the bylaws. The Chairman of the Board (or other person presiding at the meeting) may determine and declare to the meeting that a nomination not made in accordance with the foregoing procedures shall be disregarded.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Bart Hill, President and Chief Executive Officer of the Bank, serves as a member of the board of directors of THE BAKERSFIELD CALIFORNIAN. Virginia F. (Ginger) Moorhouse, publisher and chairman of the board of THE BAKERSFIELD CALIFORNIAN, serves as a member of the Board of Directors of the Bank.

Bart Hill and Bruce Maclin are officers and employees of the Bank and are also members of the Board of Directors. They participated in deliberations of the Bank's board of directors concerning executive officer compensation, except in connection with their own compensation.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the executive officers of the Bank who are not also members of the Board of Directors. For information concerning Bruce Maclin and Bart Hill, see "Nominees to the Board of Directors."

-------------------------  --    ------------------------------------------------------------------------------
       NAME                AGE                                 POSITION
-------------------------  --    ------------------------------------------------------------------------------
Stephen M. Annis           58    Executive Vice President, Chief Financial Officer and Corporate Secretary
-------------------------  --    ------------------------------------------------------------------------------
John W. Ivy                60    Executive Vice President and Chief Credit Officer
-------------------------  --    ------------------------------------------------------------------------------

STEPHEN M. ANNIS has been employed by the Bank since 1986 and currently serves as the Bank's Executive Vice President, Chief Financial Officer and Corporate Secretary. Mr. Annis graduated Magna Cum Laude from Pepperdine University, earning a Bachelor's degree in Administrative Science and Master's degree in Business Administration. Mr. Annis also holds a California Community College Instructor's Credential in Business and Industrial Management. In June 2001, Mr. Annis was awarded the Certified Risk Professional (CRP) designation conferred by The Bank Administration Institute.

JOHN W. IVY has been employed by the bank since 1991 and currently serves as the Bank's Executive Vice President and Chief Credit Officer. Mr. Ivy received his B.A. in Economics from University of California, Los Angeles.

SECTION 16 COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Bank's directors and executive officers and persons who own more than 10% of a registered class of the Bank's equity securities to file with the Federal Deposit Insurance Corporation (the "FDIC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Bank. Such persons are required by FDIC regulations to furnish the Bank with copies of all Section 16(a) forms they file.

To the Bank's knowledge, and based solely on a review of the copies of such reports furnished to the Bank and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements were complied with by the Bank's officers, directors and 10% shareholders except as noted below.

Director Bruce Maclin failed to timely file a report required by Section 16(a) with respect to one transaction which was reported in a Form 4/A filed on February 8, 2006 and two transactions which were reported in two separate Form 4s filed on May 23, 2005.

Director Robert Montgomery failed to timely file a report required by Section 16(a) with respect to one transaction which was reported in a Form 4 filed on January 24, 2006.

CODE OF ETHICS

The Bank has adopted a Code of Ethics that applies to the Bank's executive officer, principal financial officer, principal accounting officer and controller, and persons performing similar functions. The Bank will provide to any person without charge, upon request, a copy of this Code of Ethics. If you would like to receive a copy, you can notify us by sending a written request to:

San Joaquin Bank
Corporate Secretary
1301 17th Street
Bakersfield, California 93301

ITEM 11. EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth the compensation of the Bank's Chairman of the Board, Chief Executive Officer, and the two other most highly compensated executive officers (each a "Named Executive Officer") for services in all capacities to San Joaquin Bank during 2005, 2004, and 2003:

SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------------
                                                                                           LONG-TERM       ALL OTHER
                                                  ANNUAL COMPENSATION(L)                  COMPENSATION    COMPENSATION
                                                  ----------------------                  ------------    ------------
                                                                                          UNDERLYING
NAME AND PRINCIPAL POSITION                       YEAR         SALARY         BONUS(2)     OPTIONS(3)
----------------------------------------------------------------------------------------------------------------------
Bruce Maclin (4)                                  2005       $ 279,600       $ 236,000        10,000   $      5,250
Chairman of the Board                             2004         240,000         200,000        10,000          6,009
                                                  2003         211,296         163,278        10,000          5,283
-----------------------------------------------------------------------------------------------------------------------
Bart Hill cs)                                     2005         279,600         236,000        10,000          5,250
   President, Chief Executive Officer             2004         240,000         200,000        10,000          6,938
   and Director                                   2003         211,296         163,278        10,000          5,283
-----------------------------------------------------------------------------------------------------------------------
Stephen M. Annis (6)                              2005         130,612          49,155         4,000          4,514
   Executive Vice President, Chief                2004         121,674          45,514         4,000          4,184
   Financial Officer and Corporate                2003         116,430          38,369         3,000          3,870
-----------------------------------------------------------------------------------------------------------------------
John W. Ivy (7)                                   2005         130,612          49,155         4,000            657
   Executive Vice President and Chief             2004         121,674          45,514         4,000            444
   Credit Officer                                 2003         116,430          38,369         3,000            291
-----------------------------------------------------------------------------------------------------------------------

(1) The executive officers received perquisites in addition to their annual compensation during the fiscal years ended December 31, 2005, 2004 and
     2003. The amounts disclosed exclude perquisites and other personal benefits, securities or property, which, in each of the fiscal years ended December 31, 2005, 2004 and 2003, aggregated less than the lower of $50,000 or 10% of the total of annual salary and bonus reported for each Named Executive Officer.

(2) The amounts in this column are bonuses actually paid during the years shown. In January 2006, the following bonuses relating to the prior year's performance were paid: Mr. Maclin - $303,968, Mr. Hill - $303,968, Mr. Annis - $55,716, Mr. Ivy - $55,716.

(3) The amounts in this column are based on options actually granted during the years shown. In February 2006, the following options relating to prior year's performance were granted: Mr. Maclin - 9,000, Mr. Hill - 9,000, Mr. Annis - 3,600, Mr. Ivy - 3,600.

(4) All other Compensation for Mr. Maclin represents the Bank's matching contributions of $5,250, $6,009, and $5,283 by the Bank under its 401(k) Plan for 2005, 2004 and 2003, respectively.

(5) All other compensation for Mr. Hill represents the Bank's matching contributions of$5,250, $6,938, and $5,283, by the Bank under its 401(k) Plan for 2005, 2004 and 2003, respectively.

(6) All other compensation for Mr. Annis represents the Bank's matching contributions of $4,514, $4,184, and $3,870, by the Bank under its 401(k) Plan for 2005, 2004 and 2003, respectively.

(7)  All  other   compensation  for  Mr.  Ivy  represents  the  Bank's  matching contributions of $657, $444, and $291 by the Bank under its 401(k) Plan for 2005, 2004 and 2003, respectively.


STOCK OPTIONS

OPTIONS GRANTED IN 2005

The following table sets forth information regarding options granted to the Named Executive Officers during 2005. The total number of shares issuable during

2005, assuming full vesting pursuant to options granted to the Bank's employees (not including 7,000 shares underlying options granted to non-employee directors during 2005) was 52,350. All options granted to Bank employees in 2005 were Incentive Stock Options, except that certain options granted to the Named
Executive Officers exceeded the $100,000 limit established by IRS regulation ss.1.422-4. As such, the excess options granted to the Named Executive Officers must be treated as non-statutory options. The exercisable price per share of options granted represents one hundred percent (100%) of the fair market value of the underlying shares of the Bank's common stock on the date the options were granted, as determined by the Bank's Board of Directors, except that the exercise price per share for options granted to Mr. Maclin in 2005 was set at one hundred ten percent (110%) of the fair market value of the underlying shares of the Bank's common stock on the date the options were granted as determined by the Bank's Board of Directors.

The options expire ten years from the date of grant, subject to earlier termination in certain events related to termination of employment, however, the options granted to Mr. Maclin in 2005 expire five (5) years from the date the options were granted.

In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year or five-year terms. These gains are based on assumed rates of compounded share price appreciation of 5% and 10% from the dates the options were granted to the end of their respective option terms. These gains do not represent the Bank's estimate or projection of the future price of the Bank's common stock. Actual gains, if any, on option exercises depend upon the future performance of the Bank's common stock.

---------------------------------------------------------------------------------------------------------------------------
                                         Options Granted in 2005
---------------------------------------------------------------------------------------------------------------------------
                                                                                              Potential Realizable
                                                                                                 Value at Assumed
                                                                                              Annual Rate of Stock
                                                                                              Price Appreciation for
                                          Individual Grants                                        Option Term
                    ---------------------------------------------------------------------   -------------------------------
                                             Percent of
                    Number of Securities   Total Options     Exercise or
                     Underlying Options      Granted to      Base Price    Expiration
        Name              Granted(1)        Employees        per share     Date               5%           10%
----------------------------------------------------------------------------------------------------------------------------
Bruce Maclin(2)            10,000            19.10%            $28.87       2/15/2010        $46,324     $134,059

----------------------------------------------------------------------------------------------------------------------------
Bart Hill(')               10,000            19.10%            $26.25       2/15/2015       $165,085     $418,357
----------------------------------------------------------------------------------------------------------------------------
Stephen M. Annis(3)         4,000             7.64%            $26.25       2/15/2015        $66,034     $167,343
----------------------------------------------------------------------------------------------------------------------------
John W. IVY (3)             4,000             7.64%            $26.25       2/15/2015        $66,034     $167,343
----------------------------------------------------------------------------------------------------------------------------


(1) All options granted in 2005 are 100% vested and exercisable, subject to continuous employment with the Bank.

(2) Options granted are priced at 110% of the fair market value of the underlying shares of the Bank's common stock on the date the options were granted. The term of these options is five (5) years.

(3) Options granted are priced at 100% of the fair market value of the underlying shares of the Bank's common stock on the date the options were granted. The term of these options is ten (10) years.


TOTAL OPTIONS EXERCISED IN 2005 AND YEAR-END OPTION VALUES

The following table sets forth information related to outstanding stock options of the Named Executive Officers as of December 31, 2005 and provides information for stock options exercised in 2005. The value of the unexercised "in-the-money" options is based on the fair market value as of December 31, 2005, minus the exercise price, multiplied by the remaining options.



-----------------------------------------------------------------------------------------------------------------------
                                       Total Options Exercised in 2005 and Year-End Option Values
-----------------------------------------------------------------------------------------------------------------------
                                                        Number of Securities
                                                      Underlying Unexercised
                                                       Options at December 31,    Value of Unexercised In-the-Money
                                                              2005                     Options at December
                                                      -----------------------      ------------------------------------
                        Shares
                       Acquired on     Value
Name                   Exercise         Realized   Exercisable    Unexercisable   Exercisable     Unexercisable
-----------------------------------------------------------------------------------------------------------------------
Bruce Mactin           8,250          $ 184,553       88,250         -            $   1,747,179       $   -
Bart Hill              8,250          $ 184,759       88,250         -            $   1,813,529       $   -
Stephen M. Annis       3,300          $  73,409       28,200         -            $     564,697       $   -
John W. Ivy                -          $      -        21,900         -            $     395,320       $   -
-----------------------------------------------------------------------------------------------------------------------

(1) Based upon a fair market value of $33.75. Fair market value is based upon the average of the closing bid and ask price of the Bank's common stock on December 31, 2005.

STOCK OPTION PLANS

The Bank has two stock option plans pursuant to which common stock of the Bank may be purchased. The Bank adopted the plans to promote the long-term success of the Bank and to create shareholder value by (i) encouraging key personnel to focus on critical long-range objectives, (ii) increasing the ability of the Bank to attract and retain key personnel and (iii) linking key personnel directly to shareholder interests through increased stock ownership.

1989 STOCK OPTION PLAN

On May 1, 1989, the Board of Directors adopted and approved the San Joaquin Bank Stock Option Plan dated May 1, 1989 (the "1989 Plan"). The 1989 Plan was approved by the shareholders on April 18, 1989. The 1989 Plan terminated as of the close of business on May 1, 1999 and no options have been granted thereafter. The 1989 Plan is administered by the Board of Directors.

All full-time, salaried officers and employees of the Bank and its subsidiary corporations ("Employees"), Employee Directors and Non-Employee Directors of the Bank and its subsidiary corporations were eligible to participate in the 1989 Plan. Employees and Employee Directors were eligible to receive incentive stock options ("ISOs") and NSOs while Non-Employee Directors were only eligible to receive NSOs. However, no person was eligible for a grant of options if, at the time of grant, such person owned shares of stock of more than 10% of the total combined voting power of all classes of stock of the Bank or any of its subsidiaries. Moreover, all grants of ISOs were required to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The 1989 Plan required the purchase price of the stock subject to each option to not be less than 100% of the fair market value of such stock at the time the options were granted.

A total of 463,000 shares of the Bank's common stock were originally available for grant under the 1989 Plan. As of April 25, 2006, there were options outstanding under the 1989 Plan to purchase an aggregate of 89,650 shares of the Bank's common stock at exercise prices ranging from $8.08 to $15.00 per share or a weighted average exercise price per share of $11.58.

1999 STOCK INCENTIVE PLAN

On February 20, 1999, the Board of Directors adopted and approved the San Joaquin Bank 1999 Stock Incentive Plan (the "1999 Plan"). The 1999 Plan was approved by shareholders on May 25, 1999 and became effective on June 1, 1999. The 1999 Plan terminates on May 31, 2009. The 1999 Plan is administered by the Board of Directors. Subject to the terms of the 1999 Plan, the Board determines the number of options in the award as well as the vesting and all other conditions.

The following persons are eligible to participate in the 1999 Plan: (a) an employee of the Bank, the Bank's parent company, subsidiary or affiliate, (b) a consultant or adviser who provides services to the Bank, its parent, subsidiary or affiliate as a independent contractor, or (c) directors (including non-employee directors) of the Bank (collectively "Key Employees"). Subject to limitations under Section 422(c)(5) of the Code, only Key Employees who are common-law employees of the Bank, its parent company, or subsidiary are eligible for grants of ISOs under the 1999 Plan.

The 1999 Plan provides for awards in the form of options, which may contain ISOs under Section 422 of the Code or which may be NSOs under Section 83 of the Code. The 1999 Plan provides that ISOs may not be granted at less than 100% of fair market value of the Bank's common stock on the date of the grant. In the event that the Optionee possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank on the date the options are granted, then the exercisable price per share of ISOs granted must be not less than one hundred ten percent (110%) of the fair market value of the underlying shares of the Bank's common stock on the date the options were granted as determined by the Bank's Board of Directors, and the options must terminate on the fifth anniversary of the grant date or 30 days after the termination of such Optionee's service, except that in the case of termination of service due to death or disability, options will expire the earlier of: (a) six months from the date of termination, or (b) the fifth anniversary of the grant date. For NSOs, the exercise price may vary in accordance with a predetermined formula while such options are outstanding; provided, however, to the extent required by applicable law, the exercise price may not be less than 85% of the fair market value of the common stock on the date of grant.

Under the 1999 Plan, the following special rights are afforded to Directors who are not employees of the Bank, its parent or a subsidiary ("Outside Director"):

     (a) Each eligible Outside Director automatically is granted an NSO to purchase 1,000 shares of the Bank's common stock upon the conclusion of each regular annual meeting of the Bank's shareholders. The exercise price of such options must equal 100% of the fair market value of the common stock on the grant date. All such options vest and become exercisable at the rate of 20% upon each one (1) year anniversary of the grant date. All such options terminate on the tenth anniversary of the grant date or 90 days after the termination of such Outside Director's service for any reason.

     (b) An Outside Director may elect to receive his/her annual retainer payments and meeting fees from the Bank that would otherwise be paid in cash in the form of cash, NSOs, or a combination of both.

As of April 25, 2006, for Outside Directors, there were options outstanding under the 1999 plan to purchase an aggregate of 38,300 shares of the Bank's common stock at an exercise price ranging from $8.25 to $35.00 per share or a weighted average exercise price per share of $17.59.

A total of 600,000 shares of the Bank's common stock were initially available for grant under the 1999 Plan. If an option granted under the 1999 Plan expires, is cancelled, forfeited or terminates without having been fully exercised, the unpurchased shares which were subject to that option again become available for the grant of additional options under the 1999 Plan. As of April 25, 2006, there were options outstanding under the 1999 Plan to purchase an aggregate of 352,415 shares of the Bank's common stock at exercise prices ranging from $8.25 to $37.40 per share or a weighted average exercise price per share of $18.51.


EXECUTIVE SALARY CONTINUATION AGREEMENTS

On October 3, 1996, the Bank entered into certain Executive Salary Continuation Agreements which were amended and restated as of May 15, 2000 and as of June 13, 2003 (each, a "Continuation Agreement") with Bruce Maclin, Bart Hill, Stephen M. Annis and John W. Ivy (each a "Recipient"). The Continuation Agreements for Mr. Maclin and Mr. Hill were also amended and restated as of June 18, 2004. Under the Continuation Agreements, the Bank agreed to pay key executives additional benefits in the future in return for satisfactory performance by the executive. The benefits under the Continuation Agreements were designed to be recovered through the use of life insurance policies purchased by the Bank with respect to each Recipient.

Under each of the four Continuation Agreements, the following apply:

     (a) If the Recipient is continuously employed by the Bank until his retirement at age 65 ("Retirement"), the Recipient would be entitled to receive 50% of his or her highest annual compensation during their employment, on an annual basis for life.

     (b) If the Recipient elects to retire after age 60 but prior to attaining age 65 ("Early Retirement"), the annual payments are reduced by determining the discounted value of the annual benefit based on a capitalization rate of 5% for the period of time between the selected Early Retirement date and the Retirement date.

     (c) If the Recipient dies before or after his or her Retirement date, payment of the annual benefit will be paid to the decedent's designated beneficiary as follows:

          (i) with respect to Mr. Maclin and Mr. Hill, 100% of the annual benefit, as described in the Continuation Agreement, shall be paid to the Surviving Spouse or Beneficiary, as the case may be, until the later of (a) the death of the Surviving Spouse or (b) the expiration of twelve (12) years from the Recipient's Retirement date;

          (ii) with respect to Mr. Annis and Mr. Ivy, sixty-five (65%) of the annual benefit, as described in the Continuation Agreement, shall be paid to the Surviving Spouse or Beneficiary, as the case may be, until the later of (a) the death of the Surviving Spouse or
               (b) the expiration of five (5) years from the Recipient's Retirement date.

     (d) If the Recipient becomes disabled while actively employed prior to his retirement, he will continue to be treated during the disability as being gainfully employed and will be entitled to receive for life the applicable percentage of annual benefits set forth in the respective Continuation Agreements.

     (e) Subject to the Bank's right to terminate the Recipient's employment, with or without cause, (as more particularly described in Section 2.1 of the Continuation Agreement), if the Recipient's employment is terminated prior to the Early Retirement date for any reason other than disability or Sale of Business (as defined in and applicable under Mssrs. Maclin's and Hill's Continuation Agreements), the
          Recipient is entitled to be paid an applicable percentage of the annual benefit for life, as determined by the applicable years of service at the time of Recipient's termination of employment.

Mr. Maclin's and Mr. Hill's Continuation Agreements have an additional provision describing the treatment of their annual benefit upon: (i) merger, consolidation or reorganization of the Bank, (ii) sale of more than 50% of the beneficial ownership of the Bank's voting shares, (iii) transfer or sale of more than 50% of the total market value of the Bank's assets or (iv) turnover of greater than 50% of the Bank's Board of Directors (collectively, the "Sale of Business"). Upon the Sale of Business, the Continuation Agreements require the Bank to pay Mr. Maclin and Mr. Hill, in lieu of all benefits otherwise payable under the agreement, a lump sum payment determined by calculating the present value of the annual benefit payment based on a 5% capitalization rate; such amount being reduced if at the time of Sale of Business annual benefit payments to the Recipient have already begun.

The Continuation Agreements with Mr. Maclin and Mr. Hill also contain a "gross-up" clause which provides that in the event that following a change of control of the Bank, the payments due under the Continuation Agreement become subject to an excise tax under Internal Revenue Code Sections 2806 and 4999, the Bank shall make an additional payment to Mr. Maclin and Mr. Hill in an amount necessary to pay the excise tax as well as any income taxes imposed on the additional payment, any excise tax imposed on the additional payment and any interest or penalties imposed with respect to the taxes imposed on the additional payment or excise taxes.

The Continuation Agreements with Mr. Maclin and Mr. Hill also contain a provision relating to the payment of medical benefits. Under the provision, the Bank is required to provide the Recipients and their spouses with access to coverage for medical, dental and vision benefits under any such option then offered by the Bank to it's then similarly situated currently active employees under the Bank's group health plan, or subject to other limitations set forth in the Continuation Agreement under individual policies. The Bank will pay 100% of the cost of the premium, or in the case of a self funded plan, 100% of the cost of coverage, for the selected coverage for the duration of the lifetime of the Recipient.

The Board of Directors has approved a resolution limiting the annual benefits payable under the Continuation Agreements to Stephen M. Annis and John W. Ivy to $90,000, respectively. In January 2005, the Board of Directors approved a resolution limiting the annual benefits payable under the Continuation Agreements to Bruce Maclin and Bart Hill to $300,000, respectively.

As of December 31, 2005, 2004, and 2003, approximately  $3,637,426,  $2,491,735, and $1,645,716, respectively, were accrued in conjunction with the Continuation Agreements.

To fund the Continuation Agreements with Mssrs. Maclin, Hill, Annis and Ivy (the "Insureds"), the Bank purchased Bank Owned Life Insurance policies (the "BOLI"). The BOLI are designed to mitigate the Bank's costs associated with the Continuation Agreements by taking advantage of favorable tax treatment associated with the anticipated appreciation in the cash surrender values of the BOLI. The Bank is the sole beneficiary of all of the BOLI, with none of the death proceeds shared with the Insureds.

The Bank is at all times entitled to an amount equal to the BOLI's cash value, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Bank at the direction of the Bank and any applicable surrender charges. The aggregate cash surrender values of the BOLI approximated $10,178,823, $9,871,732, and $9,435,840 as of December 31, 2005, 2004, and 2003,
respectively.


CHANGE IN CONTROL AGREEMENTS

In January 1999, the Bank entered into certain Change in Control Agreements ("CCA") with Bruce Maclin and Bart Hill ("Employees"), which were amended in June 2001 and April 2003. Such agreements are sometimes referred to as "Golden Parachutes" and are designed to avoid the loss of key employees in the event of speculation about possible changes of control. It is generally believed that such protection allows executives to remain focused on the business of a company even if hostile actions are brought against the company. The Bank knows of no plans by any person or entity to attempt a hostile takeover.

Under the terms of each CCA, upon a change of control and subject to certain limitations, the Employee is entitled to severance payments equal to three (3) times the Employee's annual rate of base compensation plus three (3) times the highest annual bonus awarded to the Employee by the Bank during the prior three years. The CCAs also contain a "Gross Up Payment" clause which would, in the event the severance payment becomes subject to an excise tax under Internal Revenue Code Sections 2806 and 4999, the Bank would be required to increase the payment to the amount necessary to pay the Employee the same amount as if no excise tax were applicable. In addition, the CCAs contain a provision pursuant to which the Bank will contribute to an irrevocable grantor trust the then present value of the Employee's fully vested benefit under their respective Executive Salary Continuation Agreements. Upon Employee's termination of employment, the Employee will receive a lump sum cash distribution from the trust equal to the amount determined in accordance with his or her Continuation Agreement.

The CCA defines a "change of control" to mean:

(a)  dissolution or liquidation of the Bank;
(b) a reorganization, merger or consolidation of the Bank where the Bank is not the surviving entity;
(c) any sale, lease, exchange or other transfer of all or substantially all of the Bank's assets;
(d) any merger or consolidation in which the holders of the Bank's voting shares before the merger or consolidation will not hold 50% or more of the voting shares of the surviving entity; or
(e) a change of 50% or more in the members of the Bank's Board of Directors within a 12-month period, unless the election or nomination of each new director was approved by 75% of the directors then still in the office who were in office at the beginning of the 12-month period.

If December 31, 2005 were used as the applicable change of control date, Mssrs. Maclin and Hill would each be entitled to a severance payment of $1,750,704 pursuant to their respective CCAs.

In June 2001, the Bank entered into CCAs with Stephen M. Annis and John W. Ivy which were amended in April 2003 and which are substantially similar with the CCAs for Mssrs. Maclin and Hill. Under the terms of their CCAs, however, Mssrs. Annis and Ivy are entitled to severance payments equal to one and a half (1 1/2) times their annual rate of base compensation plus one and a half (1 1/2) times their highest annual bonus awarded to them by the Bank during the prior three years. The CCAs for Mssrs. Annis and Ivy also do not contain "Gross Up Payment" provisions. Moreover, Mssrs. Annis' and Ivy's CCAs do not include provisions providing for a lump sum payment relating to their Continuation Agreements to be paid upon a change in control. Finally, Mssrs. Annis' and Ivy's CCAs do not include a provision which provides for the continued participation in the group insurance plans maintained by the Bank, including life, disability and health insurance programs, for a period of thirty-six (36) months commencing upon a termination of employment arising from a change of control.

If December 31, 2005 were used as the applicable change of control date, Mssrs. Annis and Ivy would each be entitled to a severance payment of $279,492 pursuant to their respective CCAs.


SAN JOAQUIN BANK 401(K) PLAN

The Bank has in place a contributory retirement plan known as the San Joaquin Bank 401(k) Plan (the "401(k) Plan") for all employees age 21 and older with at least 12 months of service, which is designed to be tax deferred in accordance with the provisions of Section 401(k) of the Internal Revenue Code. The 401(k) Plan provides that an employee may elect to enroll on January 1 and July 1 of any plan year, provided that the employee has attained age 21 and has been employed by the Bank for at least 12 months. For each plan year, an employee's elective deferrals may not exceed a specific dollar amount determined by the IRS; such amount being $14,000 in 2005. In 2005, additional catch-up contributions of up to $4,000 annually were allowed for individuals age 50 and over.

To encourage its employees to elect to make salary reduction contributions, the Bank has elected to match such contributions to the extent of fifty percent (50%) of contributions on the first five percent (5%) of the employee's pay (a maximum of 2.5% of the employee's compensation). At its meeting of December 15, 1998, the Board of Directors amended the 401(k) Plan to permit the Board, at its discretion, to make additional matching contributions (in excess of the 50% of 5% of compensation referred to above) to eligible non-officer employees. The Bank's matching contributions to the 401(k) Plan in 2005, 2004, and 2003 were $133,340 $122,184, and $114,600, respectively. The 2005 figure included a discretionary special contribution of $49,347 allocated to non-officer employees.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

During 2005, each non-employee director of the Bank received direct remuneration from the Bank in the form of Board meeting fees as follows: (a) $1,300 for each Board meeting attended (regular Board meetings were not held during the months of July and August, 2005, therefore, each non-employee director of the Bank received a retainer in the amount of $1,300 in lieu of any other Board meeting fees for each of those two months); (b) $250 for attendance at each Audit Committee meeting ($10,000 annual retainer plus $450 for attendance at each meeting by the Chairman of the Audit Committee); (c) $225 for attendance at each Investment Committee meeting; (d) $450 for attendance at each Loan Committee meeting; (e) $225 for attendance at each Asset/Liability Management Committee meeting; (f) $250 for attendance at each Credit Review Committee meeting; (g) $225 for attendance at each Technology Committee meeting. The Chairman of the Board, Bruce Maclin, and the President and Chief Executive Officer, Bart Hill, are compensated as employees of the Bank and did not receive any directors' fees. All outside directors are reimbursed for their expenses incurred in attending Board and committee meetings. Additionally, each eligible outside director automatically is granted a non-statutory option ("NSO") to purchase 1,000 shares of the Bank's common stock upon the conclusion of each regular annual meeting of the Bank's shareholders as further explained in the "Stock Option Plans" section herein.

DEFERRED FEE AGREEMENT

In October, 1996, to encourage non-employee directors to remain members of the Bank's Board of Directors, the Board authorized the Bank to enter into certain deferred fee agreements pursuant to which a director could elect to defer the directors' total fees (including salary and bonus) (the "Fees") payable by the Bank to the Director. Payment of the deferred Fees and accrued interest occurs upon retirement, disability, change of control of the Bank, determination of hardship, or death.

On October 9, 1996, the Bank entered into a Deferred Fee Agreement (the "Agreement") with Louis J. Barbich to defer One Hundred Percent (100%) of his Fees. Between October 9, 1996 and March 31, 2006, a total of $194,000 has been deferred pursuant to the Agreement, including deferral of $35,000 in 2005. No other Directors have entered into a deferred fee agreement with the Bank.

          REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

EXECUTIVE COMPENSATION PHILOSOPHY

The Board of Directors acted as San Joaquin Bank's (the "Company") compensation committee during fiscal 2005. In January 2006, the Board formed a separate Compensation Committee. The Committee is responsible for evaluating compensation levels and compensation programs for all Company officers and for making decisions regarding appropriate compensation awards.

The executive compensation program of the Company is designed to attract, retain and motivate executive officers capable of leading the Company to meet its business objectives. The Board's philosophy is for the Company to use policies and programs which align the interests of the officers with those of the shareholders and to provide compensation programs that create incentives based on the success of the Company. While the components of compensation described below are discussed separately, the Board takes into account the full compensation package provided by the Company to its executive officers.

EXECUTIVE COMPENSATION COMPONENTS

BASE SALARY. Recommendations for base salaries for executive officers are made at levels believed by the Board to be sufficient to attract and retain qualified executive officers based upon the requirements and resources of the Company and the market salary levels for comparable positions in the banking industry. A change in base salary of an executive officer is based on an evaluation of the performance of the executive, prevailing market practices, and the performance and financial condition of the Company as a whole.

INCENTIVE BONUS. The Board believes that a portion of the total cash compensation for executive officers should be based on the Company's success in meeting its performance objectives relative to the individual contributions made by the officer. The approach creates a direct incentive for executive officers to achieve desired short-term corporate goals that also further the long-term objectives of the Company, and places a portion of each executive officer's annual compensation at risk.

STOCK OPTIONS. The Board believes that periodic grants of stock options are a key component of the Company's executive compensation program. Stock options are awarded by the Board of Directors to executive officers based on the executive's responsibilities and his or her actual historical contributions and anticipated future contribution to the attainment of the Company's strategic goals. These awards are designed to retain executive officers and to motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders.

RECRUITMENT AND RETENTION. It is philosophy of the Board to recruit qualified officers and then to retain them for continuing service from year to year, so that the Company will receive the benefits from management stability and from more consistent year-to-year planning and execution of strategies.

CHAIRMAN AND CEO COMPENSATION In establishing the compensation package for the Chairman of the Board (who is an executive officer) and the President/CEO, the Board pursued the objectives discussed above and considered additional factors relating to the performance of the Chairman and President/CEO. Mr. Maclin's and Mr. Hill's salary, bonus, and stock option grants related to the achievement of corporate goals and individual management goals. Corporate goals include, among others, asset growth, loan growth and quality, profitability objectives, improved efficiency measures, and improving service quality.

Individual goals include satisfactory results from regulatory examinations, satisfactory improvement in operational efficiency, and satisfactory compliance with internal control procedures. The Board believes that Mr. Maclin's and Mr. Hill's compensation is in line with the Company's compensation strategy, considering their individual performance and the success of the Company.

INTERNAL REVENUE CODE SECTION 162 (m).The Board also considers the potential impact of Section 162 (m) of the Internal Revenue Code of 1986, as amended ("Section 162 (m)"). Section 162 (m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for executive officers other than compensation that is performance-based under a plan that is approved by the shareholders of the corporation and that meets certain other technical requirements. Based on these requirements, the Board believes that Section 162 (m) will not prevent the Company from receiving a tax deduction for any of the compensation levels paid to executive officers during 2005. At the present time, we believe our annual executive officer compensation does not exceed $1 million under applicable Internal Revenue Code rules. If we conclude that compensation of any executive officer should ever approach or exceed the $1 million level, the Board may permit compensation that isn't deductible under Section 162 (m).

                             Bruce Maclin, Chairman

   Donald S. Andrews          Melvin D. Atkinson              Louis J. Barbich

   Elvin G. Berchtold           Rogers Brandon                 Jerry Chicca

       Bart Hill             Robert B. Montgomery            Virginia Moorhouse


ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2005 about the Bank's common stock that may be issued upon the exercise of options under the Bank's 1989 Stock Option Plan or 1999 Stock Incentive Plan that were approved by our shareholders or that may be issued upon the exercise of options granted outside of these equity compensation plans.

                                                                      Number of Securities
                                                                       Remaining Available
     Number of Securities                                              for Future Issuance
     to be Issued upon              Weighted-average                      under Equity
        Exercise of                 Exercise Price of                  Compensation Plans
     Outstanding Options,           Outstanding Options,               (Excluding Securities
     Warrants and Rights            Warrants and Rights                Reflected in Column
        (#)(a)                           ($)(b)                            (a)) (#)(c)
------------------------------------------------------------------------------------------
Plan Category _(#)(a)
------------------------------------------------------------------------------------------
Equity compensation plans                                                       240,535

   Approved by shareholders             436,666             $14.09

Equity compensation plans not

   Approved by shareholders                   -                  -
------------------------------------------------------------------------------------------
    Total                                436,666              $14.09            240,535
------------------------------------------------------------------------------------------

1) Represents options granted under the 1989 Stock Option Plan to purchase 130,916 shares of the Bank's common stock and options granted under the 1999 Stock Incentive Plan to purchase 305,750 shares of the Bank's common stock.
2) Represents 240,535 shares reserved for issuance under the 1999 Stock Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The Corporation does not know of any person or group that beneficially owned more than 5% of its common stock on April 25, 2006, except as disclosed below.


   --------------------------------------------------------------------------------------------------
                                                  NUMBER OF SHARES OF COMMON
    NAME AND ADDRESS OF BENEFICIAL OWNER(a)        STOCK BENEFICIALLY OWNED       PERCENT OF CLASS
    -------------------------------------------------------------------------------------------------
    Bruce Maclin                                      515,359 (n)                    14.83%
    Edward C. Green                                   268,591                         7.73%
    Bart Hill                                         194,002                         5.58%
   --------------------------------------------------------------------------------------------------

(a)  The  address  of  Bruce  Maclin  and  Bart  Hill  is  1301 -  17th  Street,
     Bakersfield, CA 93301. The address of Mr. Green is 1901 Mineral Court, Bakersfield, CA 93308.

(b)  See footnote 9 on page 20 herein.

(c) Includes 238,689 shares held by The Green Living Trust that Edward C. Green is deemed to beneficially own as co-trustee of the Green Living Trust. Mrs. Green is also a co-trustee of the Green Living Trust. Also includes 3,960 shares held by Dorothy S. Green, Mr. Green's wife, as her separate property. Mr. Green disclaims beneficial ownership of the 3,960 shares owned by Mrs. Green. Based solely upon a review of Mr. Green's most recent
     Schedule 13G/A filing dated as of December 31, 2005.

(d)  See footnote 7 on page 20 herein.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

For the purposes of the disclosure of ownership of shares by directors and management, shares are considered to be "beneficially" owned if a person, directly or indirectly, has or shares the power to vote or direct the voting of the shares, the power to dispose of or direct the disposition of the shares, or the right to acquire beneficial ownership of shares within 60 days of April 25, 2006.

The following table shows the number of common shares and the percentage of the common shares beneficially owned by each of the nominees for election to the office of director (all of whom are current directors), by the Chairman of the Board, by the Chief Executive Officer, and by the Bank's two other executive officers during 2005, and by all director nominees and executive officers of the Corporation as a group as of April 25, 2006:

                                                               NUMBER OF SHARES       PERCENTAGE OF SHARES
    NAME AND ADDRESS OF                                        BENEFICIAL OWNER**     BENEFICIALLY OWNED
    ------------------------------------------------------------------------------------------------------
    Donald S. Andrews (1)                                               2,125

    Stephen M. Annis (2)                                               69,873              2.01%

    Melvin D. Atkinson                                                  2,000

    Louis J. Barbich (3)                                               24,839

    Elvin G. Berchtold (4)                                            144,153              4.15%

    CityRogers placeCityBrandon (5)                                    53,304              1.53%

    Jerry Chicca (6)                                                    6,308

    Bart Hill (7)                                                     194,002              5.58%

    John W. Ivy (8)                                                    46,671              1.34%

    Bruce Maclin (9)                                                  515,359             14.83%

    Robert B. Montgomery (10)                                          38,590              1.11%

    Virginia F. (Ginger) Moorhouse7,400

    All director nominees and Named Executive Officers as a group   1,104,624             31.79%
  ---------------------------------------------------------------------------------------------------


 *    Indicates less than 1%
**   The address of all persons  listed is 1301 - 17th Street,  Bakersfield,  CA
     93301

(1) Includes 2,000 shares underlying options that are currently exercisable or exercisable within 60 days of April 25, 2006.

(2) Includes 44,973 shares held by The Annis Family Trust that Stephen M. Annis is deemed to beneficially own as a co-trustee of the Annis Family Trust. Nancy Annis, Mr. Annis' wife, is also a co-trustee of The Annis Family Trust. Also, includes 24,900 shares underlying options that are currently exercisable or exercisable within 60 days of April 25, 2006.

(3) Includes 16,839 shares held by the Louis J. Barbich, CPA, Inc., Pension Trust that Louis J. Barbich is deemed to beneficially own as a co-trustee of the Louis J. Barbich, CPA, Inc., Pension Trust. Sheryl Barbich, Mr. Barbich's wife, is also a co-trustee of the Louis J. Barbich, CPA, Inc., Pension Trust. Also, includes 8,000 shares underlying options that are currently exercisable or exercisable within 60 days of April 25, 2006.

(4) Includes (i) 75,307 shares held by The Berchtold Family Trust that Elvin G. Berchtold is deemed to beneficially own as a co-trustee of The Berchtold Family Trust. Ida E. Berchtold, Mr. Berchtold's wife, is also a co-trustee of The Berchtold Family Trust, (ii) 7,836 shares held by Ida E. Berchtold in an individual retirement account, (iii) 28,170 shares held by Berchtold Bros., a trust that handles investments for Mr. Berchtold's children, of which Mr. Berchtold and his wife are co-trustees and (iv) 3,248 shares held by The Wilheminia Westlund Berchtold Trust, which Mr. Berchtold is deemed to beneficially own as a co-trustee of The Wilheminia Westlund Berchtold Trust. Ida E. Berchtold is also a co-trustee of The Wilheminia Westlund Berchtold Trust. Mr. Berchtold disclaims beneficial ownership of the 28,170 shares held by Berchtold Bros. Also, includes 8,000 shares underlying options that are currently exercisable or exercisable within 60 days of April 25, 2006.

(5) Includes 50,304 shares held by The Rogers & Esther R. Brandon Family Trust that Rogers Brandon is deemed to beneficially own as a co-trustee of The Rogers & Esther R. Brandon Family Trust. Esther R. Brandon, Mr. Brandon's wife, is also a co-trustee of The Rogers & Esther R. Brandon Family Trust. Also, includes 3,000 shares underlying options that are currently exercisable or exercisable within 60 days of April 25, 2006.

(6) Includes 200 shares underlying options that are currently exercisable or exercisable within 60 days of April 25, 2006.

(7) Includes 114,002 shares held jointly by Bart Hill, President, Chief Executive Officer and a Director of the Bank, and his wife, Napier Hill. Also includes 80,000 shares underlying options that are currently exercisable or exercisable within 60 days of April 25, 2006.

(8) Includes 21,900 shares underlying options that are currently exercisable or exercisable within 60 days of April 25, 2006.

(9) Includes 435,359 shares held by the Bruce and Laurie Maclin Trust that Bruce Maclin is deemed to beneficially own as co-trustee of the trust. Laurie Maclin, Mr. Maclin's wife, is also co-trustee of the Bruce and Laurie Maclin Trust. Also includes 80,000 shares underlying options that are currently exercisable or exercisable within 60 days of April 25, 2006.

(10) Includes 30,590 shares held by The Montgomery Family Trust that Robert B. Montgomery, a Director of the Bank, is deemed to beneficially own as a co-trustee of The Montgomery Family Trust. Ruth Ann Montgomery, Mr. Montgomery's wife, is also a co-trustee of The Montgomery Family Trust. Also, includes 8,000 shares underlying options that are currently exercisable or exercisable within 60 days of April 25, 2006.

(11) Includes 5,300 shares held by The Virginia F. Moorhouse Trust that Virginia
     F. (Ginger) Moorhouse is deemed to beneficially own as trustee of The Virginia F. Moorhouse Trust, and 100 shares held by her husband, John P. Moorhouse, Jr. Also, includes 2,000 shares underlying options that are currently exercisable or exercisable within 60 days of April 25, 2006.


ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of the directors, executive officers and their associates have had banking transactions with San Joaquin Bank in the ordinary course of business. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, did not involve more than a normal risk of collectibility, and did not present other favorable features.

In 2005, the largest aggregate extensions of credit to all directors and executive officers as a group was $7,965,000, or 21.3% of the Bank's total equity capital based on the Bank's equity capital at that time.

ITEM 14.  PRINCIPAL ACCOUNTING FEES AND SERVICES

AUDIT FEES

The aggregate fees billed to the Bank by Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation with respect to services performed for fiscal 2005 and 2004 are as follows:










                                          2005         2004
                                           ----        ----

    Audit fees(1)                     $   47,426    $  43,240

    Audit related fees(2)                 21,734       12,835

    Tax fees(3)                           14,835       15,530

    All other fees(4)                      3,486        3,873
                                      ----------    ---------
                                      $   87,480    $  75,478
                                      ==========    =========

(1) Audit fees consisted of fees billed by Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation for professional services rendered for the audit of the Bank's consolidated financial statements included in the Annual Report on Form 10-K and for audits of subsidiaries in fiscal 2005 and 2004.

(2) Audit related fees consisted of aggregate fees billed by Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Bank's financial statements and not reported under the heading "Audit Fees" above for fiscal 2005 and 2004.

(3) Tax fees consisted principally of fees billed by Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation for assistance relating to tax compliance and reporting, and preparation of tax returns in fiscal 2005 and 2004.

(4)  All other  fees  consisted  of  aggregate  fees  billed by Brown  Armstrong
     Paulden McCown Starbuck & Keeter Accountancy Corporation for review of general accounting procedures, research related to stock option plans and review of regulatory reporting, including quarterly press releases and Forms 10-Q for fiscal 2005 and 2004.

The Audit Committee's policy is to pre-approve all audit, audit-related, and tax services and fees by the Bank's independent auditors and approve all other audit services and fees. The Audit Committee pre-approved all audit services, audit-related services and tax services performed for the Bank by Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation and approved all other audit services and fees during fiscal 2005. The audit committee has approved all fees submitted by Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation during 2005 and 2004.

The Audit Committee considered whether the provision of the services other than the audit services is compatible with maintaining Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation's independence.

                                     PART IV

ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) The  following  documents  are filed as part of this  Annual  Report on Form
10-K:

1.   FINANCIAL  STATEMENTS.  See  index  to  financial  statements  on Page  40.
     (Incorporated by reference from Item 8 of Part II of the Registrant's Annual Report on Form 10-K filed on March 28, 2006)

2. Financial Statement Schedules. All financial statement schedules as required by Item 8 and Item 15(d) of Form 10-K have been omitted because the information requested is either not applicable or has been included in the consolidated financial statements or notes thereto.

3. Exhibits. The exhibits listed under Item 15(b) hereof are filed or furnished with, or incorporated by reference into, this Annual Report on Form 10-K.

(b) Exhibits. The following exhibits are filed or furnished as a part of, or incorporated by reference into, this report on Form 10-K:

EXHIBIT   DESCRIPTION OF EXHIBIT
-------   ----------------------
NUMBER
------

3.1 Articles of Incorporation of the Registrant dated January 3, 1980. (Incorporated by reference from Exhibit 3.1 filed with the Registrant's registration statement on Form 10 filed on April 30,
          2003)

3.1(a) First Amendment to Articles of Incorporation of the Registrant dated April 30, 1982. (Incorporated by reference from Exhibit 3.1(a) filed with the Registrant's registration statement on Form 10 filed on April 30, 2003)

3.1(b) Second Amendment to Articles of Incorporation of the Registrant dated May 24, 1989. (Incorporated by reference from Exhibit 3.1(b) filed with the Registrant's registration statement on Form 10 filed on April 30, 2003)

3.1(c) Third Amendment to Articles of Incorporation of the Registrant dated March 28, 1997 (incorporated by reference from Exhibit 3.1(c) filed with the Registrant's registration statement on Form 10 filed on April 30, 2003)

3.1(d) Fourth Amendment to Articles of Incorporation of the Registrant dated May 1, 1998. (Incorporated by reference from Exhibit 3.1(d) filed with the Registrant's registration statement on Form 10 filed on April 30,
          2003)

3.1(e) Fifth Amendment to Articles of Incorporation of the Registrant dated July 16, 1999. (Incorporated by reference from Exhibit 3.1(e) filed with the Registrant's registration statement on Form 10 filed on April 30, 2003)

3.2 Bylaws of the Registrant dated January 3, 1980. (Incorporated by reference from exhibit 3.2 filed with Registrant's registration statement on Form 10 filed on April, 30, 2003)

3.2(a) First Amendment of Bylaws of the Registrant dated July 28, 1989. (Incorporated by reference from Exhibit 3.2(a) filed with the Registrant's registration statement on Form 10 filed on April 31,
          2003)

EXHIBIT                      DESCRIPTION OF EXHIBIT
-------                      ----------------------
NUMBER
------

3.2(b) Second Amendment of Bylaws of the Registrant dated January 16, 1990. (Incorporated by reference from Exhibit 3.2(b) filed with the Registrant's registration statement on Form 10 filed on April 31,
          2003)

3.2(c) Third Amendment of Bylaws of the Registrant dated May 10, 1995. (Incorporated by reference from Exhibit 3.2(c) filed with the Registrant's registration statement on Form 10 filed on April 31,
          2003)

3.2(d) Fourth Amendment of Bylaws of the Registrant dated February 22, 1999. (Incorporated by reference from Exhibit 3.2(d) filed with the Registrant's registration statement on Form 10 filed on April 31,
          2003)

3.2(e) Fifth Amendment of Bylaws of the Registrant dated June 18, 2002. (Incorporated by reference from Exhibit 3.2(e) filed with the Registrant's registration statement on Form 10 filed on April 31,
          2003)

4.1 Specimen Common Stock Certificate of the Registrant. (Incorporated by reference from Exhibit 4.1 filed with the Registrant's Annual Report on Form 10-K filed on March 28, 2006)

10.1* Amended and Restated 1989 Stock Option Plan of the Registrant. (Incorporated by reference from Exhibit 10.1 filed with the
          Registrant's  registration  Statement  on Form 10 filed  on April  30,
          2003)

10.2*     1999  Stock  Incentive  Plan  of  the  Registrant.   (Incorporated  by
          reference from Exhibit 10.2 filed with the Registrant's registration Statement on Form 10 filed on April 30, 2003)

10.3* Form of Incentive Stock Option Agreement pursuant to 1999 Stock Incentive Plan of the Registrant. (Incorporated by reference from Exhibit 10 filed with Registrant's Form 8-K filed on March 15, 2005)

10.4* Amended and Restated Executive Salary Continuation Agreement dated June 18, 2004 between the Registrant and Bruce Maclin. (Incorporated by reference from Exhibit 10.4 filed with the Registrant's Annual Report on Form 10-K filed on March 25, 2005)

10.5* Amended and Restated Executive Salary Continuation Agreement dated June 18, 2004 between the Registrant and Bart Hill. (Incorporated by reference from Exhibit 10.5 filed with the Registrant's Annual Report on Form 10-K filed on March 25, 2005)

10.6* Amended and Restated Executive Salary Continuation Agreement dated June 13, 2003 between the Registrant and Stephen Annis. (Incorporated by reference from Exhibit 10.5 filed with the Registrant's Annual Report on Form 10-K filed on March 29, 2004)

10.7* Amended and Restated Executive Salary Continuation Agreement dated June 13, 2003 between the Registrant and John W. Ivy. (Incorporated by reference from Exhibit 10.6 filed with the Registrant's Annual Report on Form 10-K filed on March 29, 2004)

10.8* Change in Control Agreement dated January 28, 1999 between the Registrant and Bruce Maclin. (Incorporated by reference from Exhibit
          10.7 filed with the Registrant's registration statement on Form 10 Filed on April 30, 2003)

10.8(a)* First Amendment to Change in Control Agreement dated June 7, 2001 between the Registrant and Bruce Maclin. (Incorporated by reference from Exhibit 10.7(a) filed with the Registrant's registration statement on Form 10 Filed on April 30, 2003)

EXHIBIT                      DESCRIPTION OF EXHIBIT
-------                      ----------------------
NUMBER
------


10.8(b)* Second Amendment to Change in Control Agreement dated April 30, 2003 between the Registrant and Bruce Maclin. (Incorporated by reference from Exhibit 10.7(b) filed with the Registrant's Annual Report on Form 10-K filed on March 29, 2004)

10.9* Change in Control Agreement dated January 28, 1999 between the Registrant and Bart Hill. (Incorporated by reference from Exhibit 10.8 filed with the Registrant's registration statement on Form 10 Filed on April 30, 2003)

10.9(a)* First Amendment to Change in Control Agreement dated June 7, 2001 between the Registrant and Bart Hill. (Incorporated by reference from Exhibit 10.8(a) filed with the Registrant's registration statement on Form 10 Filed on April 30, 2003)

10.9(b)* Second Amendment to Change in Control Agreement dated April 30, 2003 between the Registrant and Bart Hill. (Incorporated by reference from Exhibit 10.8(b) filed with the Registrant's Annual Report on Form 10-K filed on March 29, 2004)

10.10* Change in Control Agreement dated January 7, 2001 between the Registrant and Stephen Annis. (Incorporated by reference from Exhibit
          10.8 filed with the Registrant's registration statement on Form 10 Filed on April 30, 2003)

10.10(a)* First Amendment to Change in Control Agreement dated April 30, 2003 between the Registrant and Stephen Annis. (Incorporated by reference from Exhibit 10.9(a) filed with the Registrant's Annual Report on Form 10-K filed on March 29, 2004)

10.11* Change in Control Agreement dated January 7, 2001 between the Registrant and John W. Ivy. (Incorporated by reference from Exhibit
          10.8 filed with the Registrant's registration statement on Form 10 Filed on April 30, 2003)

10.11(a)* First Amendment to Change in Control Agreement dated April 30, 2003 between the Registrant and John W. Ivy. (Incorporated by reference from Exhibit 10.10(a) filed with the Registrant's Annual Report on Form 10-K filed on March 29, 2004)

10.12* Deferred Fee Agreement dated October 9, 1996 between the Registrant and Louis Barbich. (Incorporated by reference from Exhibit 10.11 filed with the Registrant's registration statement on Form 10 filed on April 30, 2003)

10.13 Agreement dated October 22, 2005 between the Registrant and Continental Stock Transfer and Trust Company regarding the appointment of Continental Stock Tranfer and Trust Company as the Registrant's transfer agent. (Incorporated by reference from Exhibit 10.13 filed with the Registrant's Annual Report on Form 10-K filed on March 28,
          2006)

10.14* Resolution of the Board of Directors increasing the applicable limit on annual benefits payable to Bruce Maclin and Bart Hill pursuant to their Amended and Restated Executive Salary Continuation Agreements dated June 18, 2004. (Incorporated by reference from Exhibit 10.14 filed with the Registrant's Annual Report on Form 10-K filed on March 25, 2005)

10.15     Statement relating to the payment of club dues for Executive Officers.
          (Incorporated   by  reference   from  Exhibit  10.15  filed  with  the
          Registrant's Annual Report on Form 10-K filed on March 25, 2005)

21.1      List of  Registrant's  Subsidiaries.  (Incorporated  by reference from
          Exhibit 21.1 filed with Registrant's registration statement on Form 10 filed on April 30, 2003)

24.1      Power of Attorney (included on signature page).

EXHIBIT                      DESCRIPTION OF EXHIBIT
-------                      ----------------------
NUMBER
------

31.1 Certification of Chief Executive Officer pursuant to Rule 13a - 14(a) (17CFR 240.13a-14(a)) and Rule 15d-14(a), as adopted pursuant to
          Section 302 of the Sarbanes-Oxley Act of 2002.

31.2 Certification of Chief Financial Officer pursuant to Rule 13a - 14(a) (17CFR 240.13a-14(a)) and Rule 15d-14(a), as adopted pursuant to
          Section 302 of the Sarbanes-Oxley Act of 2002.

32.1 Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

99.1      Amended and Restated Audit Committee Charter dated March 21, 2006.


--------------
* Management contract, compensatory plan, or arrangement.

SIGNATURES

Pursuant to the requirements of sections 13 or 15(d) the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

April 20, 2006                                         SAN JOAQUIN BANK

                                                       By: /S/ BART HILL
                                                       Chief Executive Officer,
                                                       ------------------------
                                                       President and Director



Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons in the capacities and on the dates indicated:

    SIGNATURE                      TITLE                              DATE
    ---------                      -----                              ----
 /S/ BRUCE MACLIN          Chairman of the Board                 April 20, 2006
 ----------------
   Bruce Maclin

  /S/ BART HILL        Chief Executive Officer, President and
                          Director (Principal Executive          April 20, 2006
  -------------
    Bart Hill                                        Officer)

EXHIBIT 31.1

CERTIFICATION UNDER SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Bart Hill, certify that:

1.   I have reviewed this annual report on Form 10-K/A of San Joaquin Bank;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4. The Registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Registrant and have:

          (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          (b) Evaluated the effectiveness of the Registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

          (c) Disclosed in this report any change in the Registrant's internal control over financial reporting that occurred during the Registrant's most recent fiscal quarter (the Registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant's internal control over financial reporting.

5. The Registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant's auditors and the audit committee of the Registrant's board of directors (or persons performing the equivalent functions):

          (a) All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Registrant's ability to record, process, summarize and report financial information; and

          (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant's internal control over financial reporting.

Date: April 20, 2006



/S/ BART HILL
-------------
Bart Hill
Chief Executive Officer

EXHIBIT 31.2

CERTIFICATION UNDER SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Stephen M. Annis, certify that:

1.   I have reviewed this annual report on Form 10-K/A of San Joaquin Bank;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4. The Registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Registrant and have:

          (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          (b) Evaluated the effectiveness of the Registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

          (c) Disclosed in this report any change in the Registrant's internal control over financial reporting that occurred during the Registrant's most recent fiscal quarter (the Registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant's internal control over financial reporting.

5. The Registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant's auditors and the audit committee of the Registrant's board of directors (or persons performing the equivalent functions):

          (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant's ability to record, process, summarize and report financial information; and

          (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant's internal control over financial reporting.

Date:  April 20, 2006



/S/ STEPHEN M. ANNIS
--------------------
Stephen M. Annis
Chief Financial Officer

EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of San Joaquin Bank (the "Company") on Form 10-K/A for the year ended December 31, 2005, as filed with the Federal Deposit Insurance Corporation, each of the undersigned, in the capacities and on the date indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

     (2) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/S/ BART HILL
-------------
Bart Hill
Chief Executive Officer
(Principal Executive Officer)
April 20, 2006





/S/ STEPHEN M. ANNIS
--------------------
Stephen M. Annis
Chief Financial Officer
(Principal Financial and Accounting Officer)
April 20, 2006

EXHIBIT 99.1

                                SAN JOAQUIN BANK
                             AUDIT COMMITTEE CHARTER
         AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: MARCH 21, 2006


STATEMENT OF POLICY

The Audit Committee (the "Committee") shall provide assistance to the Board of Directors in overseeing the financial reporting process, the systems of internal accounting and financial controls, the performance and independence of the external and internal auditors, and the annual independent audit of the Corporation's financial statement.

The primary responsibility of the Committee is to oversee the Corporation's financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board of Directors. It is not the duty of the Committee to plan or conduct audits, to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles or to assure compliance with laws. These are the responsibilities of management, the internal auditor and the external auditor. In adopting this Charter, the Board of Directors acknowledges that the Committee members are not employees of the Corporation and are not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the external auditor's work or auditing standards. Each member of the Committee is entitled to rely on the integrity of those persons and organizations within and outside the Corporation that provide information to the Committee and the accuracy and completeness of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary.


MEMBERSHIP AND PROCEDURES

COMMITTEE AUTHORITY

The Committee shall be directly responsible for the compensation and oversight of the work of the external auditor or internal auditor (including resolution of disagreements between management and the external or internal auditor) for the purpose of preparing the Corporation's financial statements. The external auditor and the internal auditor shall report directly to the Committee. The Committee may request any officer or employee of the Corporation or the Corporation's outside counsel, internal auditor or external auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage, at the Bank's expense, outside auditors for special audits, reviews and other procedures and to retain outside or special counsel and other experts or consultants, without prior permission of the Bank's Board of Directors or its management.

MEMBERSHIP AND APPOINTMENT

The Committee shall comprise not fewer than three members of the Board of Directors, as shall be appointed from time to time by the Board of Directors based on recommendations from the Chairman of the Board of Directors.

CHAIRPERSON

A chairperson of the Committee (the "Chairperson") shall be designated by the Board of Directors. The Chairperson has the authority to prepare and/or approve an agenda in advance of any meeting.

QUALIFICATIONS

Each member of the Committee shall meet the independence requirements of the NASDAQ and all pertinent FDIC rules and regulations with respect to audit committee members. The Board of Directors shall endeavor to appoint at least one member to the Committee who is an audit committee "financial expert" as defined by the SEC. At least annually, the Board of Directors shall determine whether all existing and potential Committee members are independent of management of the Bank.

MEETINGS AND  EVALUATIONS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. From time to time, to the extent the Committee so determines, it may make recommendations to the Board of Directors for changes or modifications to the Audit Committee Charter.

Internal Audit Function

For purposes of this Committee Charter, the terms "internal audit," "internal auditor" and "internal audit function" may refer to an individual or individuals who are employed by the Corporation in the capacity of Internal Auditor(s), or if the Corporation's Board of Directors or the Committee elects to outsource the internal audit function, these terms may refer to, as appropriate, an outside, independent audit firm that provides internal audit services.


RESPONSIBILITIES AND PROCESSES

The following shall be the principal recurring processes of the Committee in carrying out its oversight functions. The processes are set forth below as a guide with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law or listing standard.

     1.   The   Committee   shall   approve  the  fees  and  other   significant
          compensation to be paid to the external auditor.

     2. In connection with the approval of the external auditor's fees and other compensation, the Committee shall consider whether the external auditor's performance of any non-audit services is compatible with the external auditor's independence.

     3. Annually, the Committee shall recommend to the Board of Directors the selection of the Corporation's external auditor, subject to shareholder ratification of the selection, if such ratification is required or sought. Additionally, the Committee should:

          (a) discuss with the external auditor its internal quality-control procedures and any material issues raised by the most recent internal quality control review or peer review of the external auditor or any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the external auditor and the steps taken to deal with those issues; and

          (b) ensure that the external auditor submits annually a formal written statement delineating all relationships between the external auditor and the Corporation. The Committee is responsible for engaging in a dialogue with the external auditor with respect to such disclosed relationships that may impact the objectivity and independence of the external auditor and recommend that the Board of Directors take appropriate action to satisfy itself of the external auditor's independence.

     4. The Committee shall discuss with the external auditor and internal auditor the overall scope and plans for their respective audit examinations including staffing, locations, reliance upon management and general audit approach.

     5. The Committee shall discuss with management, the internal auditor and the external auditor the integrity of the Corporation's financial reporting processes and controls including the adequacy and effectiveness of the accounting and financial records and system for monitoring and managing business risk and legal compliance programs. Further, the Committee shall meet separately with the internal auditors and the external auditor, with and without management present, to discuss the results of their examinations.

     6. The Committee shall review and discuss with management, the internal auditor and the external auditor the Corporation's interim financial results to be included in the Corporation's quarterly reports filed with the Federal Deposit Insurance Corporation, and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as it may be modified or supplemented ("SAS No. 61")..

     7. In connection with regulatory examinations, the Committee shall review and evaluate the examination results relating to financial reporting and when it determines it is appropriate, make recommendations to the Board of Directors regarding the financial reporting of the Corporation in any area criticized by state and federal bank regulatory agencies.

     8. The Committee shall review with management, the internal auditor and the external auditor the financial statements to be included in the Corporation's Form 10-K (or the annual report if distributed prior to filing of Form 10-K), as well as the auditor's judgment about the quality, not just acceptability, of the Corporation's accounting principles as applied in its financial reporting. The review shall also include a discussion of the reasonableness of the judgments and estimates made in the preparation of the financial statements that may be viewed as critical, as well as the clarity of financial statement disclosures. In addition, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the external auditor under generally accepted auditing standards, including the matters required to be discussed by SAS No. 61.

     9. Based on its review and discussions of items 3(b) and 8, the Committee shall recommend to the Board of Directors whether the financial statements should be included in the Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K).

     10. The Committee shall review disclosures made to the Committee by the Corporation's management during their certification process for the Corporation's Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation's internal controls.

     11. The Committee, as a whole, or through the Chairperson, shall review the impact on the financial statements of significant events, transactions or changes in accounting principles or estimates that potentially affect the quality of the financial reporting with management, the internal auditor and the external auditor prior to the filing of the Corporation's Reports on Form 10-Q or 10-K, or as soon as practicable if the communications cannot be made prior to its filings.

     12. The Committee shall discuss the results of the audit with the external auditor prior to release of the year-end earnings and generally discuss earnings press releases as well as financial information and earnings guidance provided to financial analysts and rating agencies.

     14. The Committee shall review the performance, appointment and replacement of the internal auditor (and any outside firms selected by the Committee to support the internal audit function). Additionally, the Committee shall review changes in plan, activities, organizational structure and qualifications of the internal audit firm, as needed, and consider significant reports prepared by the internal audit function together with management's response and follow-up to these reports.

     15.  The Committee shall establish procedures for:

          (a) The receipt, retention, investigation and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters (including those regarding the circumvention or attempted circumvention of internal accounting controls or that would otherwise constitute a violation of the Corporation's accounting policies);

          (b) The confidential, anonymous submission by the Corporation's employees of concerns regarding accounting or auditing matters or reports of retaliation against employees who make allegations or reports related to accounting, ethical conduct or legal or regulatory matters; and

          (c) Review and approval of all related party transactions required to be disclosed by Item 404 of Regulation S-K for potential conflicts of interest except for those related party transactions which have been reviewed and approved by another independent committee of the Board.

In the discretion of the Committee, responsibilities of the Audit Committee created by the procedures in this item may be delegated to the Chairman of the Committee except with respect to approval of related party transactions in subsection (c) above.


REPORTS

     1. The Committee shall prepare or cause the preparation of the report required by the rules of the Securities Exchange Commission for inclusion in the Corporation's annual proxy statement.

     2. The Committee shall maintain minutes of its meetings and regularly report its activities to the Board of Directors.


AMENDMENT

This Charter and any provision contained herein may be amended or repealed by a majority of the Board of Directors.